UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 16, 1999

                        Investment Properties Associates
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             (Exact name of registrant as specified in its charter)



          New York                     0-5537                 13-2647723
----------------------------        ------------          -------------------
(State or other jurisdiction        (Commission             (IRS Employer
     of incorporation)              File Number)          Identification No.)


60 East 42nd Street, New York, New York                       10165
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(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code    (212) 687-6400


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)





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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On December 16, 1999, the Company concluded its sale of 1440 Broadway, New York, New York for $152,000,000 to 1440 Broadway Partners LLC, a Delaware limited liability company.

A Company spokesman said that the sale proceeds would be used to first pay mortgage debt, closing costs and other commitments, aggregating approximately $40,000,000. After completing a final accounting, the Company will make a special distribution on January 18, 2000 to holders of record of its participations of partnership interests (PPIs) as of the close of business on December 31, 1999. The PPIs will trade ex-dividend on January 19, 2000.

One-half of the net proceeds will be distributed to the general and special limited partners and one-half to the holders of PPIs in accordance with the Company's partnership agreement.

It is anticipated that the special distribution will be approximately $78.00 per PPI and will be paid using the aggregate proceeds from the sale of 1440 Broadway and the proceeds from the sale of the Mojud Building in Long Island City, New York sold on April 14, 1999 and the Midland Savings Building, Midland, Texas sold on August 30, 1999.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(b)   Pro forma financial information.

The Company has not included Pro Forma Financial Statements required by this report but will file such financial statements no later than 60 days after the date hereof.

(c)   Exhibits.

      Exhibit No.       Description
      -----------       -----------

      Exhibit 99        Press Release of Company, dated December 16, 1999


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      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    INVESTMENT PROPERTIES ASSOCIATES

                                    BY /s/Irving Schneider
                                      ------------------------------------
                                         Irving Schneider, General Partner


Date:  December 16, 1999






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